SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

MEDSTRONG INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-33035	95-4855709
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

255 Northeast 6th Avenue, Delray Beach, FL	33483
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 274-4894

____________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Officers

At a meeting of the Board of Directors of the Company held on January 31, 2007, Mr. Marc Saitta was appointed as our Chief Financial Officer.

At this meeting, Mr. Herbert Tabin, a director, was also appointed as Senior Vice President—Corporate Development.

Mr. Saitta, from June, 2004 through December, 2006 was the Chief Financial Officer of Smithsonian Business Ventures, a subsidiary of the Smithsonian Institute, Washington, D.C. In this position, Mr. Saitta was responsible for all financial, IT and corporate administrative functions of this Smithsonian Institution subsidiary which oversees the multi- divisional, for-profit activities of the Institution. Prior thereto, from 1998 to 2001, Mr. Saitta was the Chief Financial Officer of AOL Canada, and from 2001 through 2003 was the Vice President of Finance and Planning for the Technology Development Division of America Online, Inc. (AOL), Dulles, Virginia, a 2,500 employee software and systems development team. Prior to AOL, from 1985 to 1998, Mr. Saitta was with Ogden Corporation, his final position being the Executive Director of Finance and Administration for Ogden Entertainment Services, a division of Ogden Corporation, where he oversaw the global financial and administrative activities for the group's worldwide operations.

Executive Employment Agreements

On January 31, 2007, our Board of Directors approved employment agreements with our principal officers: Gary Schultheis, our Chairman; Stephen J. Bartkiw, our President and Chief Executive Officer; Mark J. Minkin, our Senior Vice President of Marketing; Herbert Tabin, our Senior Vice President—Corporate Development; and Marc Saitta, our Chief Financial Officer.

Each of these employment agreements for the five above-named executives is effective January 8, 2007 and provides for compensation of $149,000 on an annual basis for the executive and for participation in the Company’s stock option plan at a senior executive level, subject to the Board’s final determination. The employment agreements, other than Mr. Saitta’s, provide for deferral of receipt of the annual compensation until, as determined by the Board (a) the Company receives financing from any source and (b) the other senior executives of the Company (who are also deferring their salaries) are paid their accrued compensation.

Consulting Agreement

The Board also approved a consulting agreement with John Gardiner for business affairs and business development consulting services, effective January 26, 2007, based on a monthly consulting fee of $12,400, payment of such consulting fees to be deferred until such time that: (i) the Company receives funding from any source and (ii) the senior executives of the Company (who are deferring their salaries) are paid their accrued compensation.

FOR THE FULL TERMS OF THE ABOVE EMPLOYMENT AGREEMENTS AND CONSULTING AGREEMENT, PLEASE REFER TO THE COPIES OF THESE AGREEMENTS FILED AS EXHIBITS TO THIS REPORT.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.28	Employment letter agreement, dated as of January 8, 2007, between the Company and Stephen J. Bartkiw.

10.29	Employment letter agreement, dated as of January 8, 2007, between the Company and Gary J. Schultheis.

10.30	Employment letter agreement, dated as of January 8, 2007, between the Company and Mark J. Minkin.

10.31	Employment letter agreement, dated as of January 8, 2007, between the Company and Herb Tabin.

10.32	Employment letter agreement, dated as of January 8, 2007, between the Company and Marc Saitta.

10.33	Consulting Services Agreement, effective January 16, 2007, between the Company and Gardiner Management Consulting LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDSTRONG INTERNATIONAL CORPORATION

By	/s/ Stephen J. Bartkiw
Stephen J. Bartkiw, Chief Executive Officer
Date: February 5, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.28	Employment letter agreement, dated as of January 8, 2007, between the Company and Stephen J. Bartkiw.

10.29	Employment letter agreement, dated as of January 8, 2007, between the Company and Gary J. Schultheis.

10.30	Employment letter agreement, dated as of January 8, 2007, between the Company and Mark J. Minkin.

10.31	Employment letter agreement, dated as of January 8, 2007, between the Company and Herb Tabin.

10.32	Employment letter agreement, dated as of January 8, 2007, between the Company and Marc Saitta.

10.33	Consulting Services Agreement, effective January 16, 2007, between the Company and Gardiner Management Consulting LLC.